EXHIBIT 11.1

STATEMENT OF COMPUTATION OF
BASIC EARNINGS AND DILUTED
EARNINGS PER SHARE



YEAR ENDED MARCH 31,                      2003          2002          2001
                                      -----------   -----------   -----------
Net income from continuing operations $ 4,063,000   $ 4,403,000   $ 4,551,000
Discontinued operations:
 Loss from discontinued operations                     (271,000)   (4,547,000)
 Estimated gain (loss) on disposal        745,000    (3,256,000)
                                      -----------   -----------   -----------
Net income                            $ 4,808,000   $   876,000   $     4,000
                                      ===========   ===========   ===========

BASIC:
  Weighted average number of
   common shares basic                  4,501,342     5,071,125     5,076,456

Basic earnings per share from
  continuing operations                     $0.90         $0.86         $0.90
Basic loss per share from
  discontinued operations                                 (0.05)        (0.90)
Basic gain (loss) per share on
  disposal of discontinued operations        0.17         (0.64)
                                      -----------   -----------   -----------
Basic earnings per share                    $1.07         $0.17         $0.00
                                      ===========   ===========   ===========


DILUTED:
 Common and common equivalent shares
  outstanding:

   Weighted average number of common
    shares basic                        4,501,342     5,071,125     5,076,456
   Common stock equivalents from
    options computed utilizing the
    treasury-stock method based on the
    average fair market value of common
    stock during the period               210,078       137,799       140,148
                                      -----------   -----------   -----------
Weighted average number of common and
  common equivalent shares   diluted    4,711,420     5,208,924     5,216,604

Diluted earnings per share from
  continuing operations                     $0.86         $0.85         $0.87
Diluted loss per share from
  discontinued operations                                 (0.05)        (0.87)
Diluted gain (loss) per share on
  disposal of discontinued operations        0.16         (0.63)
                                      -----------   -----------   -----------
Diluted earnings per share                  $1.02         $0.17         $0.00
                                      ===========   ===========   ===========